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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                           Reported): March 23, 1999



                     MERRILL LYNCH MORTGAGE INVESTORS, INC
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             (Exact name of registrant as specified in its charter)

          Delaware                    333-39127              13-5674085
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(State or Other Jurisdiction         (Commission           (I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)


250 Vesey Street
World Financial Center, North Tower
New York, New York                                                10281
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(Address of Principal                                          (Zip Code)
 Executive Offices)


       Registrant's telephone number, including area code (212) 449-1000

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Item 5.    Other Events.

Filing of Derived Materials.*

In connection with the offering of the Mortgage Loan Asset-Backed Certificates, Series 1999-CB1 (the "Certificates") Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter of the Certificates (the "Underwriter"), has prepared certain materials (the "Derived Materials") for distribution to its potential investors. Although the Registrant provided the Underwriter with certain information regarding the characteristics of the assets in the related portfolio, it did not participate in the preparation of the Derived Materials. Concurrently with the filing hereof, pursuant to Rule 311 of Regulation S-T, the Registrant is filing certain computational materials by paper filing on Form SE.

For purposes of this Form 8-K, Derived Materials shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life, duration; expected maturity; loss sensitivity; cash flow characteristics; background information regarding the assets; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature, as well as certain matters relating to the collateral for such transaction.

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1         Derived Materials


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*        Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus and the Prospectus Supplement of Merrill Lynch Mortgage Investors, Inc., relating to its Mortgage Loan Asset-Backed Certificates, Series 1999-CB1.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MERRILL LYNCH MORTGAGE INVESTORS, INC


                                       By: /s/ Peter Cerwin
                                           ---------------------------
                                       Name:  Peter Cerwin
                                       Title:  Vice President


Dated:  March 23, 1999


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                                 Exhibit Index

Exhibit                                                                  Page

99.1  Derived Materials (P)                                               5